Exhibit 99.1

Solera Holdings, Inc. Announces Increase in Amount and Pricing of Senior Notes Offering

WESTLAKE, Texas, Nov. 12, 2014 /PRNewswire/ — Solera Holdings, Inc. (“Solera” or the “Company”) (NYSE: SLH) announced today that its indirect wholly-owned subsidiary, Audatex North America, Inc. (“Audatex” or the “Issuer”), increased the amount of and priced its offering of an additional $175.0 million aggregate principal amount of its 6.000% senior notes due 2021 (the “New 2021 Notes”) and an additional $225.0 million aggregate principal amount of its 6.125% senior notes due 2023 (the “New 2023 Notes” and collectively with the New 2021 Notes, the “Notes”). The New 2021 Notes will be issued as additional notes under the indenture governing the outstanding $1.51 billion in aggregate principal amount of the Issuer’s 6.000% Senior Notes due 2021 that were issued on July 2, 2013, November 5, 2013 and June 2, 2014. The New 2023 Notes will be issued as additional notes under the indenture governing the outstanding $340.0 million in aggregate principal amount of the Issuer’s 6.125% Senior Notes due 2023 that were issued on November 5, 2013. Solera anticipates that the closing of the offering will take place on or about November 17, 2014, subject to customary closing conditions. The New 2021 Notes are priced at 104.500% of their principal amount, plus accrued interest from June 15, 2014, and the New 2023 Notes are priced at 104.500% of their principal amount, plus accrued interest from November 1, 2014. The Notes will be guaranteed by Solera and substantially all of Solera’s material wholly-owned domestic subsidiaries.

Audatex intends to use the net proceeds from the offering, together with cash on hand, to fund the purchase price of an acquisition that the Company is in the late-stages of negotiating, whose purchase price could exceed $450.0 million (the “Potential Acquisition”). In the event that the Company does not complete the Potential Acquisition, it intends to use the net proceeds for working capital and other general corporate purposes, which may include funding one or more strategic initiatives that it may undertake from time to time.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. Neither the Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This press release is issued pursuant to Rule 135c of the Securities Act, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Solera is a leading global provider of software and services to the property and casualty insurance claims processing and decision support industries, focused on risk and asset management of vehicles as well as property. Solera is active in over 70 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries; Informex in Belgium and Greece; Sidexa in France, ABZ and Market Scan in the Netherlands; HPI in the United Kingdom; Hollander serving the North American recycling market; AUTOonline providing salvage disposition in a number of European and Latin American countries; IMS providing medical review services; Explore providing data and analytics to United States property and casualty insurers; Service Repair Solutions, a joint venture with Welsh, Carson, Anderson & Stowe, that provides solutions for the service, maintenance and repair market; and I&S, a provider of software and business management tools, third party claims administration, first notice of loss and network management services to the U.S. auto and property repair industries, specializing in glass claims.

The above information includes “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the proposed offering, the use of the proceeds of the proposed offering and our intended completion of the Proposed Acquisition. Such statements only reflect Solera’s and Audatex’s best assessment at this time and are indicated by words or phrases such as “plans,” “intends,” “will,” or similar words or phrases. These statements are based on Solera’s and Audatex’s current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent to transactions of this nature, including, without limitation: whether or not Audatex completes the proposed offering on terms currently contemplated or otherwise and whether or not Solera completes the Potential Acquisition. Solera and Audatex are under no obligation to (and specifically disclaim any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.